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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form N-4 (Registration No. 333-72259) of our report dated February 12, 2001, relating to the financial statements of MONY Variable Account A-MONY Custom Master, and our report dated February 8, 2001, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, each of which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP


New York, New York
April 17, 2001